UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 31, 2014
Date of Report (Date of earliest event reported)

CAI International, Inc.
( Exact name of registrant as specified in charter)

Delaware	001-33388	94-3109229
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

Steuart Tower, 1 Market Plaza, Suite 900, San Francisco, CA 94105
(Address of principal executive offices, including ZIP Code)

Registrant’s telephone number, including area code: (415) 788-0100

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 25, 2014, CAI International, Inc. (the “Company”) and CAI Rail Inc. (“CAI Rail”), a wholly-owned subsidiary of the Company, entered into an Amended and Restated Revolving Credit Agreement (the “Second Credit Agreement”) by and among CAI Rail, the Company as guarantor, the lending institutions from time to time listed on Schedule 1 thereto (the “Lenders”), MUFG Union Bank, N.A., as administrative agent, acting for itself and the other Lenders, and acting as sole lead arranger and sole bookrunner, ING Bank, branch of ING-Diba AG, as syndication agent, and The Huntington National Bank, as documentation agent.  The Second Credit Agreement provides for a five-year revolving credit facility of up to $250 million for the acquisition of railcars by CAI Rail, which is secured by all of the assets of CAI Rail and guaranteed by the Company.  The Second Credit Agreement amends and restates the terms of that certain Revolving Credit Agreement, dated June 7, 2012, as amended from time to time, by and among the Company, CAI Rail and the financial institutions referred to therein (the “Prior Facility”).

Among other things, the Second Credit Agreement refinances CAI Rail’s Prior Facility, and reduces CAI Rail's borrowing rates.  The interest rates under the Second Credit Agreement vary depending upon whether the loans are characterized as base rate loans or Eurodollar rate loans, with interest rates based on a leverage grid which sets the interest rates for Eurodollar rate loans at the Eurodollar rate plus 1.75% and base rate loans at the base rate plus 0.75%.  In addition, the Second Credit Agreement increases the facility commitment from $85 million to $250 million, with the ability to increase the facility to up to $325 million, subject to certain conditions, and revises certain of the covenants and restrictions under the Prior Facility to provide CAI Rail with additional flexibility.  The Second Credit Agreement also extends the maturity date to July 25, 2019.  Except as described above, the material terms of the Second Credit Agreement are substantially the same as the Prior Facility.

The foregoing summary does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Amended and Restated Revolving Credit Agreement, dated as of July 25, 2014, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this item is included in Item 1.01 of this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Amended and Restated Revolving Credit Agreement, dated as of July 25, 2014, by and among CAI Rail Inc., CAI International, Inc., the lending institutions from time to time listed on Schedule 1 to the Amended and Restated Revolving Credit Agreement, MUFG Union Bank, N.A., as administrative agent for itself and the other lenders and acting as sole lead arranger and sole bookrunner, ING Bank, branch of ING-Diba AG, as syndication agent, and The Huntington National Bank, as documentation agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAI INTERNATIONAL, INC.

Date: July 31, 2014	By:	/s/ Victor M. Garcia
	Name:	Victor M. Garcia
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Amended and Restated Revolving Credit Agreement, dated as of July 25, 2014, by and among CAI Rail Inc., CAI International, Inc., the lending institutions from time to time listed on Schedule 1 to the Amended and Restated Revolving Credit Agreement, MUFG Union Bank, N.A., as administrative agent for itself and the other lenders and acting as sole lead arranger and sole bookrunner, ING Bank, branch of ING-Diba AG, as syndication agent, and The Huntington National Bank, as documentation agent.